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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

        By unanimous written consent adopted on May 3, 2005, and effective July 1, 2005, the board of directors of CIBER, Inc. (the "Company") changed certain components of Director Compensation, including the annual retainer fee, committee meeting fees, and committee chairpersons' fees. An updated Description of Director Compensation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03. Amendment to Bylaws.

        By unanimous written consent adopted on May 3, 2005, and effective immediately, the board of directors of the Company amended the Company's bylaws. Article VII, Section 1. Certificates and Article VII, Section 6. Transfer of Shares were replaced by Article VII, Section 1. Certificated and Uncertificated Shares and Article VII, Section 6. Transfer of Shares, respectively. The entire amendment is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01(c). Exhibits.

99.1
Description of Director Compensation.

99.2
Amendment to the Amended and Restated Bylaws of CIBER, Inc. as adopted May 3, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: May 4, 2005	By:	/s/ DAVID G. DURHAM David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

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INFORMATION TO BE INCLUDED IN THE REPORT
  Item 1.01. Entry into a Material Definitive Agreement.
  Item 5.03. Amendment to Bylaws.
  Item 9.01(c). Exhibits.
SIGNATURE